                                                                  EXHIBIT 10.1

          RESIGNATION, RELEASE, AND POST-EMPLOYMENT COVENANTS AGREEMENT

         This is an Agreement between DCB Financial Corp. and its wholly-owned subsidiary The Delaware County Bank and Trust Company (collectively, the "Bank") and Larry D. Coburn.

         WHEREAS, the parties entered into on October 10, 1995, and have been in an employment relationship under, an Employment Agreement (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A, which Employment Agreement has been annually renewed by the parties and the current term of which ends December 31, 2002;

         WHEREAS, the parties desire to set forth a negotiated agreement regarding the severance payment provisions of the Employment Agreement and to otherwise provide for an amicable conclusion of their employment relationship;

         NOW, THEREFORE, for the mutual consideration provided herein, the adequacy of which is hereby acknowledged, the parties agree as follows:


         1. RESIGNATION. Effective October 2, 2002, (the "Resignation Date") Mr. Coburn resigns his employment and positions as President and Chief Executive Officer and Director of the Bank, as officer and director of and otherwise as representative of the Bank to ProFinance Holdings Corporation, and any other positions with the Bank or its affiliated entities, and the Bank accepts said resignations.


         2. SEVERANCE PAYMENTS PROVIDED TO MR. COBURN. The Bank will consider Mr. Coburn to be terminated for a reason other than Just Cause (as defined in paragraph 9(a) of the Employment Agreement). Accordingly, after the Effective Date (as defined in paragraph 6(c) of this Agreement), the Bank will pay Mr. Coburn his monthly salary of $15,833.33 for a period of 11 months and, in the 12th month, will pay him a salary payment of $4,666.70 (in total representing 12 months' salary plus one month unused vacation less a $27,000 mid-year prepayment of a year-end bonus), any such payments payable on the Bank's regular payroll dates and subject to all applicable withholding and payroll taxes provided, however, that each monthly payment will be reduced by the amount of wages or other compensation for services rendered earned by Mr. Coburn during the preceding month from sources other than the Bank. Mr. Coburn agrees to notify the Bank in a timely fashion of any such compensation and, further, to use reasonable efforts to obtain such employment or other work. Any reconciliation of Mr. Coburn's business expense account will be timely charged against or added to the severance payments. Payments under this paragraph 2 will be terminated if Mr. Coburn breaches his obligations under this Agreement, though termination of these payments will not preclude the Bank from seeking additional damages arising from any such breach by Mr. Coburn. The Bank will provide these severance payments notwithstanding the fact that, in the absence of this Agreement, it is disputed whether Mr. Coburn would be entitled to them.


         3. RELEASE AND WAIVER OF CLAIMS.

         (a) Mr. Coburn, on behalf of himself and his heirs, administrators, executors, representatives, successors, and assigns, forever releases the Bank and Related Persons (which term with respect to any party includes, as applicable, the party's affiliates, and each of their and the party's successors, assigns, directors, officers, employees, representatives, agents, and insurers, and the heirs, administrators, executors, successors, and assigns of each of the foregoing) from, and covenants not to bring suit or otherwise institute legal proceedings against any of them arising in whole or in part from, all claims arising from events occurring prior to the execution of this Agreement that Mr. Coburn now has or may have or that Mr. Coburn may hereafter have of any nature whatsoever, be they common law or statutory, legal or equitable, in contract or tort, including but not limited to claims arising out of Mr. Coburn's employment with the Bank and/or the termination of that employment, including but not limited to claims under the Employment Agreement and/or the Bank's internal policies and procedures, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, and the fair employment practices acts of the various states, all as amended. Mr. Coburn hereby waives all rights to assert a claim for relief available under any such laws, including but not limited to attorney fees, damages, reinstatement, back pay, or injunctive relief. Should Mr. Coburn institute any claim released by this paragraph 3, or should any other person institute such a claim on his behalf, Mr. Coburn will reimburse the Bank and Related Persons, as applicable, for any legal fees and expense incurred in defending such a claim.

         (b) The Bank forever releases Mr. Coburn and his Related Persons from all claims that the Bank now has or may have or that the Bank may hereafter have of any nature whatsoever, be they common law or statutory, legal or equitable, in contract or tort, including but not limited to claims arising out of the Bank's employment of the Executive and/or the termination of his employment. The Bank hereby waives all rights to assert a claim for relief available under any such laws, including but not limited to attorneys' fees damages, reinstatement, back pay, or injunctive relief, including any right the Bank may have to seek reimbursement from Mr. Coburn for the initiation fee for his membership at the Worthington Hills Country Club. The Executive hereby warrants and represents that he has not breached his duties to the Bank and recognizes that the Bank has relied on this warranty and representation in entering into this Agreement.

         (c) Mr. Coburn hereby warrants, represents, and covenants that he has not assigned to any third party or filed with any agency or court any claim released by this paragraph 3. Mr. Coburn agrees and acknowledges that the Bank is relying upon this warranty, representation, and covenant in entering into this Agreement.

         4. COVENANTS PROTECTING THE BANK'S BUSINESS RESOURCES.

         (a) Reaffirmation of Covenants in the Employment Agreement. Mr. Coburn hereby reaffirms his continuing, post-employment obligations under paragraph 10 ("Confidential Information") of the Employment Agreement.

         (b) Covenant To Return the Bank Property. Mr. Coburn will, no later than the Execution Date (as defined in paragraph 6(b) of this Agreement), surrender and deliver to the Bank all property of the Bank and Related Persons, including computer equipment, any and all customer or price lists, manuals, blueprints, operating plans, books, records, papers and similar items (including all copies thereof in his possession and including those in electronic form) that contain information regarding the business of the Bank and/or Related Persons. By returning this signed Agreement to the Bank, Mr. Coburn warrants and represents that he has fulfilled his obligations under this paragraph 4(b) and that he has relinquished all access to the Bank's computer systems and networks.

         (c) Covenant Not To Solicit Other Employees. For a period of 2 years after the Execution Date, Mr. Coburn will not induce or solicit, or attempt to induce or solicit, any other officer or employee to leave his or her employment with the Bank or a Related Person without the Bank's express written consent.

         (d) Remedies for Breach. Mr. Coburn stipulates that, because of the high level position he held with the Bank and the nature of the information to which he had access, the covenants contained herein are essential for the protection of the trade secrets, confidential business and technological information, customer relationships, and competitive position of the Bank; that a breach of any covenant contained herein could cause the Bank irreparable damage for which damages at law would not be an adequate remedy; and that, in addition to damages and other remedies to which the Bank would otherwise be entitled, it will be entitled to whatever injunctive relief is appropriate for any such breach.

         (e) Tolling Period. The term(s) of any covenant(s) in this paragraph 4 will not run during any time in which Mr. Coburn is in violation of said covenant(s).

         (f) Compliance with Covenants during Negotiation of Agreement. Mr. Coburn warrants and represents that his conduct after the Resignation Date but prior to the Execution Date would not have been and/or would not be in violation of any of the covenants in this paragraph 4 had this Agreement been in effect during such period. Mr. Coburn recognizes and agrees that the Bank is relying on this warranty and representation in entering into this Agreement and would not have entered into this Agreement in the absence of this warranty and representation.

         5. OTHER COVENANTS AND REPRESENTATIONS.

         (a) Mr. Coburn agrees to keep the terms of this Agreement completely confidential and not to disclose any information concerning the Agreement to anyone other than his attorneys, tax accountants, or financial advisors as is reasonably necessary, provided that, if Mr. Coburn makes a disclosure to any such person and such person makes a disclosure that, if made by Mr. Coburn, would breach this paragraph 5(a), such disclosure will be considered to be a breach of this paragraph 5(a) by Mr. Coburn.

         (b) Mr. Coburn agrees to refrain from any publication, oral or written, of a defamatory, disparaging, or otherwise derogatory nature pertaining to the Bank and/or Related Persons.

         (c) Mr. Coburn agrees to reasonably cooperate with the Bank in the defense of any claims, demands, allegations, or other assertion of legal rights made against the Bank by a third party and relating to events occurring prior to the execution of this Agreement of which Mr. Coburn has or may have knowledge. Mr. Coburn agrees that he will not communicate in any fashion with any party, including any representative thereof or legal counsel therefor, engaged in or considering legal proceedings against the Bank or Related Persons other than as required by a facially valid subpoena, court order, administrative order, or other legal process requiring such communication and, further, that within 3 calendar days of his receipt of any such legal process will provide the Bank notice thereof by completing delivery of a copy of such legal process to its attorney, William A. Nolan, Squire, Sanders & Dempsey L.L.P., 41 South High Street, Suite 1300, Columbus, Ohio 43215, (614) 365-2784, fax (614) 365-2499.
Mr. Coburn further agrees to reasonably cooperate with any efforts of the Bank to quash any such legal process.

         Mr. Coburn further covenants that he will not, without the express written consent of the Bank, engage in, render any services to, own, manage, operate, control, consult with, contract with, participate in, become employed by or associated with, or become connected in any manner with the ownership, management, operation, or control of any business that is (i) as of the Resignation Date engaged in legal proceedings against the Bank or its Related Persons or (ii) after the Resignation Date institutes or manifests an intent to institute such proceedings prior to Mr. Coburn commencing within 2 years of the Resignation Date an association with said business, with respect to any such business until such time as the legal proceedings (including appeals) involving such business and the Bank have been conclusively resolved. Mr. Coburn acknowledges that he is qualified for employment comparable to his employment with the Bank that would not violate this restriction. Accordingly, Mr. Coburn represents and warrants that his experience and capabilities are such that this covenant will not prevent him from earning an adequate livelihood for himself and his dependents if this covenant should be specifically enforced against him.

         (d) Mr. Coburn represents that as of the Execution Date he has no knowledge that he has sustained or developed any work-related injuries or illnesses during his employment with the Bank.

         (e) Mr. Coburn agrees that he will not seek further employment with the Bank or its Related Persons.


         6. CONSIDERATION OF AGREEMENT BY MR. COBURN.

         (a) Mr. Coburn has been advised to consult with an attorney before executing this Agreement.

         (b) Mr. Coburn has been given at least 21 calendar days after receipt of this Agreement (the "Consideration Period"), if he so desires, to consider this Agreement before signing it. If Mr. Coburn signs this Agreement, the date on which he signs the Agreement shall be the "Execution Date." If not signed by him and returned to the Bank so that it is received no later than the end of the Consideration Period, this Agreement will not be valid. In addition, if Mr. Coburn breaches any of the proposed terms of this Agreement during the Consideration Period, the offer of this Agreement will be withdrawn and his execution of this Agreement will not be valid. In the event Mr. Coburn executes and returns this Agreement prior to the end of the Consideration Period, he acknowledges that his decision to do so was voluntary and that he had the opportunity to consider this Agreement for the entire Consideration Period.

         (c) The parties agree that this Agreement will not become effective until 7 calendar days after the Execution Date and that Mr. Coburn may, within 7 calendar days after the Execution Date, revoke the Agreement in its entirety by written notice to William A. Nolan at the address or facsimile number listed in paragraph 5(c) above. If written notice of revocation is not received by the 8th day after the execution of this Agreement by Mr. Coburn, this Agreement will become effective and enforceable on that day (the "Effective Date").


         7. MISCELLANEOUS.

         (a) This Agreement will be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns.

         (b) This Agreement contains the entire agreement of both parties about the subjects in it, and it replaces all prior contemporaneous oral or written agreements, understandings, statements, representations and promises by either party. The parties agree that this paragraph 7(b) is not intended to and does not relieve Mr. Coburn of any continuing, post-termination obligations that he may have under the Employment Agreement. Mr. Coburn acknowledges and agrees that any payments made to him or his estate under this Agreement are in full settlement and discharge of any and all rights or claims which Mr. Coburn or his estate may have against the Bank or any Related Person (except for any vested rights Mr. Coburn may have under the Bank 401k plan) arising out of Mr. Coburn's employment with the Bank or the termination thereof and that he is entitled to no additional payments from the Bank or its Related Persons not specifically referenced in this Agreement. Mr. Coburn acknowledges and agrees that he is entitled to no benefits under The Delaware County Bank & Trust Company Supplemental Executive Retirement Plan pursuant to paragraph 7.1(b) of said plan.

         (c) Each provision of this Agreement is severable. Should any court, arbitrator, or other tribunal of competent jurisdiction declare any provision(s) of this Agreement invalid or unenforceable by reason of any rule of law or public policy, all other provisions hereof will remain in full force and effect.

         (d) The parties hereby authorize any court, arbitrator or other tribunal of competent jurisdiction to modify any provision(s) of this Agreement held to be invalid or unenforceable to the extent necessary to permit such provision(s) to be legally enforced to the maximum extent permissible and to then enforce the provision(s) as modified.

         (e) To the extent permitted by federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Ohio. The parties hereby agree that any court action to enforce or interpret paragraph 4 of this Agreement will be brought in the state and/or federal courts in or for Delaware, Ohio. With respect to any such court action, the parties hereby consent and submit to the personal jurisdiction and venue of such court(s).


         MR. COBURN REPRESENTS AND AGREES THAT HE HAS FULLY READ AND UNDERSTANDS THE MEANING OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO THIS AGREEMENT WITH THE INTENTION OF GIVING UP ALL CLAIMS AGAINST THE BANK AND RELATED PERSONS. MR. COBURN ACKNOWLEDGES THAT HE IS NOT IN ENTERING INTO THIS AGREEMENT RELYING ON ANY REPRESENTATIONS BY THE BANK OR RELATED PERSONS CONCERNING THE MEANING OF ANY ASPECT OF THIS AGREEMENT.

                                        DCB FINANCIAL CORP.

Date:       Nov. 1     , 2002           By:      /s/ G. William Parker
       ----------------                      ----------------------------------

                                        Name:    G. William Parker
                                              ---------------------------------

                                        Title:   Chairman
                                               --------------------------------



Date:     10/30/02   , 2002                     /s/ Larry D. Coburn
       --------------                   ---------------------------------------
                                        Larry D. Coburn

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT


         This Agreement is made and entered into this 10th day of October, 1995, by and between The Delaware County Bank and Trust Company (hereinafter the "Bank"), an Ohio-chartered FDIC-insured nonmember bank with its main office at 41 North Sandusky Street, Delaware, Ohio, and Larry D. Coburn (hereinafter the "Employee"), an individual residing at 95 Elizabeth Street, Apt. 114, Delaware, Ohio 43015. Any reference to "Superintendent" herein shall mean the Ohio Superintendent of Banks.

                                    RECITALS

         A. The Employee is being hired as President and Chief Executive Officer of the Bank.

         B. The Board of Directors of the Bank wants to assure the Bank of the services of the Employee by executing a written employment agreement.

         C. The parties agree that this Employment Agreement shall supersede all prior understandings between the parties, whether oral or written.

         D. In consideration of the mutual promises of the Bank and the Employee contained in this Employment Agreement, the Bank and the Employee enter into this Employment Agreement with the terms and conditions set forth herein.

                                    AGREEMENT

1. EMPLOYMENT

         a. The Bank agrees to employ the Employee and the Employee agrees to serve as the President and Chief Executive Officer of the Bank. The Bank agrees that during the term of the Employee's employment as President and Chief Executive Officer, the Board of Directors will nominate the Employee to stand for election as director of the Bank, and the Employee shall serve as a Director of the Bank subject to his election by the shareholders. However, upon termination of employment of the Employee for any reason, the Employee shall immediately resign as a Director of the Bank and shall sign all documents necessary to accomplish such resignation as a Director. In the event Employer refuses to sign documents necessary to accomplish his resignation then this document shall act as the resignation pursuant to this paragraph. The Employee shall receive the same fees and other remuneration as other directors for his service as the Director of the Bank. As President and Chief Executive Officer, the Employee shall render administrative and management services to the Bank such as are customarily performed by persons situated in similar executive positions. The Employee shall perform such other appropriate duties as the full Board of Directors of the Bank may from time to time reasonably direct.

         b. The Employee shall be furnished with a private office, stenographic and other necessary secretarial assistance, and with such other facilities, amenities, and services as are appropriate for the Employee's position as President and Chief Executive Officer of the Bank and adequate for the performance of his duties thereunder. For the performance of his duties thereunder, as determined by the Board of Directors from time to time.

2. TERM OF EMPLOYMENT

         The Employee is hereby employed as the President and Chief Executive Officer of the Bank for an initial term commencing on August 14, 1995, and ending on the 31st day of December, 1995. At the end of this initial term, this Agreement may be extended for successive one-year periods upon the written consent of the Employee and the Bank as set forth herein. Annually, in November of each year, the Board of Directors of the Bank will conduct a performance evaluation of the Employee for the purpose of determining whether to extend the term of this agreement. The results of such review by the Board shall be noted in the minutes of the Board meeting. The Bank shall provide the Employee with a written notice of its decision whether to extend this Agreement for a successive one-year term or not, said written notice to be delivered to the Employee at least thirty (30) days prior to the end of the initial term or any renewal term (one-year extension).

3. STANDARDS OF PERFORMANCE

         Excluding periods of vacation and sick leave to which the Employee is entitled, the employee agrees to devote his best efforts and full time to the business and affairs of the Bank and to discharge the duties appropriately assigned to the Employee as President and Chief Executive Officer by the Board of Directors.

4. BASE SALARY

         a. The Bank agrees to pay the Employee (exclusive of any fees and other remuneration paid to the Employee as Director of the Bank) for the term of this Agreement a salary of One Hundred Fifteen arid 00/100 Dollars ($115,000.00) per annum (hereinafter referred to as the "Base Salary"). The Base Salary provided for herein shall be payable no less frequently than monthly and not later than the 10th day following the expiration of the month in question.

         b. Commencing with the calendar year during which the Agreement is executed, the Board of Directors shall evaluate the Bank's progress and past, present, and future attainments accomplished under the direction of the Employee. At the end of each calendar year, the Board of Directors through its Salary and Benefits Committee shall consider adjusting the Base Salary to be paid to the Employee for the next ensuing year. With respect to those years in which the Employee receives an increase in Base Salary by virtue of action by the Board of Directors under this Paragraph 4(b), such adjustment in Base Salary shall be incorporated and considered part of the Employee's Base Salary for all purposes of this Agreement.

5. INCENTIVE BONUS TO THE EMPLOYEE

         The Salary and Benefits committee will evaluate performance with the Employee and discuss a bonus. The bonus shall be awarded solely at the discretion of the board of directors upon the recommendation of the salary and benefits committee.

6. PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS AND
ADDITIONAL BENEFITS

         a. The Employee shall be entitled to participate in any plan of the Bank relating to pension, thrift, deferred compensation, profit-sharing, group life insurance, medical insurance, education reimbursement, or other retirement or employee benefits that the Bank may then have in force for the benefit of its executive employees.

         b. In addition to the compensation provided to the Employee pursuant to Paragraphs 4 and 5 hereof, the Bank agrees to reimburse the Employee for reasonable entertainment, travel, lodging and other miscellaneous expenses, whether local or out-of-city, incurred on its behalf and directly related to the performance of his duties as President and Chief Executive Officer of the Bank. The Bank further agrees to furnish the Employee with a corporate credit card for business use in connection with entertainment, travel, lodging and other miscellaneous expenses. The reimbursement shall include the payment of reasonable expenses for attending meetings of trade associations. The Employee shall periodically submit an itemized statement and satisfactory documentation of the expenses incurred. The Bank further agrees to furnish the Employee a new automobile during the term of this Agreement to be used for both business and personal use, as long as the Employee is actually working for the Bank. A new automobile shall be purchased at least every two years or sooner if it is determined by the Bank and the Employee that the present automobile furnished to the Employee has significant mileage so as to require the purchase of a new automobile. The Bank shall be responsible for all expenses of this automobile including adequate insurance, repairs and maintenance thereof; provided, however, that the Employee shall be responsible to reimburse the Bank for personal automobile travel at a rate consistent with the Internal Revenue Service allowance. The Bank shall also include the Employee, the Employee's spouse, and any other authorized persons as an insured under its liability insurance policies with coverage at least equal to the coverage under its current liability insurance policies. The employee shall return the automobile to the Bank immediately when the Employee is no longer employed by the Bank. The Bank further agrees to reimburse the Employee for the monthly dues and fees for a family membership at a country club in the Central Ohio area. However, prior to joining such club, the Employee shall obtain the approval of the compensation committee of the Board of Directors. The Board of Directors shall have the further right to require the employee to change memberships to another club if the Board of Directors feels that it is in the best interest of the Bank. These expenses shall be detailed and provided to the Bank in connection with the Employee's periodic submission of reasonable entertainment expenses.

7. VACATIONS

         The Employee shall be entitled, without loss of pay, to the number of vacation days in each calendar year determined by the Board of Directors from time to time provided that;

         a. The Employee shall be entitled to an annual vacation of not less than four (4) weeks per year.

         b. The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Bank for his unearned vacation time consistent with bank policy. The Employee shall be entitled to accumulate two (2) weeks unused vacation time from one calendar year for use in the next calendar year.

         c. In addition to the aforesaid paid vacation, the Employee shall be entitled, without loss of pay, to be absent voluntarily from the performance of his employment with the Bank for Such additional periods of time and for such valid and legitimate reasons as the Board of Directors, in its discretion, and in compliance with applicable law, may determine. Further, the Board of Directors shall be entitled to grant to the Employee a personal leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors, in its sole discretion, and in compliance with applicable law, may determine.

8. DISABILITY

         If the Employee's employment terminates by reason of the Employee's disability, the Employee shall be paid in accordance with the standard disability policy of the Bank in existence for the Employee at that time and the Employee shall not be entitled to any additional salary benefits from the Bank and, specifically, shall not be entitled to any additional compensation under Paragraphs 4 and 5 of this Agreement.

9. TERMINATION OF EMPLOYMENT

         In addition to the Bank's right to terminate the Employee at the end of the initial term, or any one-year extension, the Bank may terminate the employment of the Employee at any other time during the employment term. ("Employment Term" is defined as the initial term or any additional one-year extension.)

         a. In the event the Bank or its successor terminates the employment of the Employee during the Employment Term because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or for fraud or embezzlement, or material breach of any provision of this Agreement (hereinafter collectively referred to termination for "Just Cause"), the Employee shall have no right to receive any compensation or other benefits for any period after such termination.

         b. In the event that the Bank or its successor terminates the employment of the Employee during the Employment Term for any reason other than
(i) for Just Cause, (ii) the Employee's retirement at or after the normal retirement age under a qualified pension plan maintained by the Bank (hereinafter referred to as "Retirement"), or (iii) the Bank decides not to extend the employment Agreement pursuant to Sections 1 and 2 of this Agreement at the end of the initial one-year term or any one-year extension thereafter; then the Employee shall be entitled to receive severance pay as follows:

         Bank shall pay the Employee the base monthly salary for each month the Employee is unemployed for a maximum of twelve (12) months. In the event the Employee obtains employment within the twelve-month period, then the Employee's monthly benefit shall cease. It is the intent of this Agreement that the severance pay set forth herein is to defray the Employee's costs while searching for other employment and that said payment shall be in lieu of any unemployment benefits to which the Employee would be entitled.

         If, during the term of this Agreement, the Bank merges or consolidates with another entity (other than a holding company formed by the Bank) and the successor, without the Employee's written consent during a period of one year following the merger or consolidation does any of the following: (i) reduces the Employee's base salary which was in effect on the date of the merger or consolidation; (ii) substantially reduces benefits to be provided to the Employee under this Agreement; or (iii) requires the Employee to relocate his office to a location in excess of a thirty (30) mile radius of Delaware, Ohio, then the Employee shall have the right to voluntarily terminate his employment as a result of any of these events. In the event the Employee voluntarily terminates his employment as a result of the above events, then the Employee shall be entitled to receive severance pay in an amount equal to the average annual salary paid to the Employee by the Bank during the five (5) previous years immediately preceding the Employee's voluntary termination of employment for the above reasons.

         c. Death of Employee. The employment term automatically terminates upon the death of the employee. In the event of such death, the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which the Employee's death occurred.

         d. Special Regulatory Events. Notwithstanding Section 9(a) of this Agreement, the obligation of the Bank and of the Employee shall be as follows in the event of any of the following circumstances:

                  i. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818, the Bank's obligations under this agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its sole discretion, pay the Employee all or part of the compensation withheld while the obligations of this Agreement were suspended and reinstate in whole or in part any of the obligations which were suspended.

                  ii. If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e) or Section 1127.06 of the Ohio Revised Code, 11 O.R.C. Section 1127.06, all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  iii. If the Bank is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act 12 U.S.C., Section 1813(x)(1), or declared insolvent by the Superintendent of Banks (Section 1103.04 of the Ohio Revised
Code) all obligations under this Agreement shall terminate as of the date of default or insolvency, but this provision shall not affect any vested rights of the parties.

                  iv. All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(C) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(C). Any rights of the parties that have already vested, however, shall not be affected by such action.

10. CONFIDENTIAL INFORMATION

         It is understood between the parties hereto that during the term of this employment agreement Employee will dealing with confidential information regarding loans, litigation, depositor lists, information provided to the Employer by prospective loan customers, and information relating to the Employer's future plans for development. Employee will have access to and be dealing with such confidential matters in connection with his employment and agrees that he will not disclose to anyone, either directly or indirectly (except those persons involved in such matters, or the Board of Directors, or other entities already having knowledge of such information), any of such confidential matters or use this information other than in the course of his employment with the Bank. All documents that the Employee prepares or confidential inforation that has been given to the Employee in the course of his employment are the exclusive property of the Bank and shall remain in the Bank's possession on the termination of Employee's employment. Under no such circumstance shall any information of this nature be removed from the Bank upon the termination of employment. Furthermore, neither during the course of employment nor after termination of his employment shall the Employee disclose any knowledge of the Bank's past, present, or planned business activities to any third person, firms, or entities for a period of two (2) years following the termination of his employment. In the event of a breach or a threatened breach by the employee of this covenant, the Bank shall be entitled to proceed with an immediate injunction restraining the Employee from disclosing said information in whole or in part. Nothing herein shall be construed to prohibit the Bank from pursuing any other remedies available to the Bank for the breach of such covenant. For the purposes of this paragraph, files generated by the Employee as a result of his employment by the Bank shall be considered the property of the Bank and not the property of the Employee. Litigation files, customer files, customer lists, information relating to regulators, correspondence with regulators, and all other working files produced by the Employee shall be the sole property of the Bank.

11. SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon the Bank, its successors and assigns. This Agreement is personal as to the Employee and may not be assigned by the Employee except that the personal representative of the Employee, his heirs, or guardian, as the case may be, shall have the right to enforce the provisions of this Agreement relating to any compensation due to the Employee.

12. NOTICES

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

         A.       If to the Bank, to:
                  The Delaware County Bank and Trust Company
                  41 North Sandusky Street
                  Delaware, OH  43015
                  Attention:  Secretary, Board of Directors

         B.       If to the Employee, to:
                  Larry D. Coburn
                  95 Elizabeth Street, Apt. 114
                  Delaware, OH  43015

and to such other additional person or persons as either party shall have designated to the other party in writing by like notices.

13. OTHER CONTRACTS

         Consistent with Paragraph 3 herein, the Employee shall not, during the term of this Agreement, have any other employment as an employee, independent contractor, consultant, or otherwise, except for services on corporate, civic or charitable boards or committees. All services performed by the Employee on corporate, civic, or charitable boards shall first be approved by the Board of Directors.

14. AMENDMENTS

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

15. PARAGRAPH HEADINGS

         The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

16. SEVERABILITY

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17. GOVERNING LAW

         This Agreement shall, except to the extent that Federal law (including any law, rule, or regulation of the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the law of Ohio.

18. ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect provided that the party which does not prevail in its claim pays for the entire cost of the arbitration and that any and all claims existing under federal or state law can be presented in the arbitration. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have entered this Agreement on the day and year first hereinabove written.

                                        THE DELAWARE COUNTY BANK
                                        AND TRUST COMPANY



                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------

                                        And:
                                            -----------------------------------

                                        Its:
                                            -----------------------------------



                                        ---------------------------------------
                                        Larry D. Coburn (the "Employee")